UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant	|X|
Filed by a Party other than the Registrant	|_|

Check the appropriate box:

|_|	Preliminary Proxy Statement
|_|	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
|X|	Definitive Proxy Statement
|_|	Definitive Additional Materials
|_|	Soliciting Material Pursuant to ss.240.14a-12

FLANIGAN’S ENTERPRISES, INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|	No fee required.
|_|	Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

|_|	Fee paid previously with preliminary materials.

|_|	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

FLANIGAN’S ENTERPRISES, INC.

5059 N.E. 18th Avenue

Fort Lauderdale, Florida 33334

NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FRIDAY, FEBRUARY 25, 2022

To the Shareholders of Flanigan’s Enterprises, Inc.,

Please take notice that the 2022 Annual Meeting of Shareholders of Flanigan’s Enterprises, Inc., a Florida corporation, (the “Company”), will be held on Friday, February 25, 2022 at 10:00 a.m., local time, at our corporate headquarters, 5059 N.E. 18th Avenue, Fort Lauderdale, Florida 33334 to consider and act upon the following matters:

(1)	To elect three directors of the Company to hold office until the year 2025 Annual Meeting and until their successors are elected;

(2)	To adopt a non-binding resolution to approve the compensation of our Named Executive Officers (“Say on Pay”); and

(3)	To transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice. All shareholders are invited to attend the meeting in person. Only shareholders of record at the close of business on January 14, 2022 are entitled to notice of and to vote at the meeting or any postponement(s) or adjournment(s) thereof. Any shareholder of the Company at the close of business on January 14, 2022, attending the meeting and entitled to vote may do so in person, even if such shareholder returned a proxy.

Pursuant to rules promulgated by the Securities and Exchange Commission, (the “SEC”), we have elected to provide access to our proxy materials for the Annual Meeting of Shareholders to be held on February 25, 2022 by sending you the attached Proxy Statement, including the proxy card and our 2021 Annual Report to Shareholders, which is our most recently filed Annual Report on Form 10-K. These documents are also available at our website at www.flanigans.net under the link “Financial”. No online voting is available, however.

By Order of the Board of Directors

Jeffrey D. Kastner
Secretary
Fort Lauderdale, Florida
January 28, 2022

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND RETURN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH WILL ENSURE REPRESENTATION OF YOUR SHARES. REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on February 25, 2022 – the Proxy Statement, including the Proxy Card and our 2021 Annual Report to Shareholders are available at our website at www.flanigans.net under the link “Financial.” No online voting is available, however.

FLANIGAN’S ENTERPRISES, INC.

5059 N.E. 18th Avenue

Fort Lauderdale, Florida 33334

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD FRIDAY, FEBRUARY 25, 2022

The Board of Directors of Flanigan’s Enterprises, Inc., a Florida corporation (the “Company”), is furnishing this Proxy Statement to you in connection with our solicitation of proxies to be used at our Annual Meeting of Shareholders (the “Annual Meeting”) to be held Friday, February 25, 2022, at 10:00 a.m., local time, or at any postponement(s) or adjournment(s) thereof, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at our corporate offices at 5059 N.E. 18th Avenue, Fort Lauderdale, Florida 33334. The telephone number at that location is 954-377-1961. Unless the context indicates otherwise, all references in this Proxy Statement to “we”, “us”, “our”, “Flanigan’s” or the “Company” mean Flanigan’s Enterprises, Inc.

ALL SHAREHOLDERS WHO ATTEND OUR ANNUAL MEETING OF SHAREHOLDERS WILL BE REQUIRED TO WEAR MASKS AT ALL TIMES AND SOCIAL DISTANCE. SHAREHOLDERS WHO FAIL TO ABIDE BY THE ABOVE GUIDELINES WILL BE REFUSED ENTRY TO OUR CORPORATE OFFICES OR ASKED TO LEAVE.

The date of this Proxy Statement is January 28, 2022 and it was first mailed on or about January 28, 2022 to shareholders entitled to vote at the Annual Meeting.

ABOUT OUR ANNUAL MEETING

What is the purpose of our Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy, including (i) the election of three directors for a term of three years; (ii) consideration of a non-binding resolution to approve the compensation of our Named Executive Officers; and (iii) consideration of any other matters that may properly come before the meeting. In addition, our management will report on our performance during fiscal year 2021 and respond to appropriate questions from shareholders.

What is included with these materials?

These materials include:

•	This Proxy Statement for the Annual Meeting; and

•	Our 2021 Annual Report to Shareholders, which is our most recently filed Annual Report on Form 10K for the year ended October 2, 2021, without exhibits as filed with the SEC on January 14, 2022.

VOTING

Who can attend the meeting?

All shareholders as of the close of business on January 14, 2022, (the “Record Date”), or their duly appointed proxies, may attend our Annual Meeting. Even if you currently plan to attend our Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you cannot attend our Annual Meeting.

If you hold shares in “street name”, that is, through a broker or other nominee, you will need to bring a copy of your brokerage statement reflecting your stock ownership as of the Record Date and check in with our Inspectors of Election at our Annual Meeting.

Who is entitled to vote at the meeting?

Only holders of our common stock of record on the Record Date are entitled to receive notice of and to vote the common shares held by them on that date at our Annual Meeting, or any postponement(s), adjournment(s) or continuation(s) of our meeting.

What are the voting rights of our shareholders?

On the Record Date, there were 1,858,647 shares of our common stock outstanding, each of which is entitled to one vote with respect to each matter to be voted on at our Annual Meeting. Therefore, if you owned 100 shares of our common stock on the Record Date, you may cast 100 votes for each matter properly presented at the Annual Meeting.

What constitutes a quorum?

The presence at our Annual Meeting, in person or by proxy, of the holders of a majority of the shares of our common stock outstanding as of the Record Date will constitute a “quorum”, permitting our meeting to be held and action to be validly taken. If you submit a properly executed proxy card, even if you abstain from voting or if you withhold your vote with respect to any proposal, you will be considered present for purposes of a quorum. If you hold your shares in “street name” through a broker or other representative and the broker or representative indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, (broker non-votes), the shares represented by such broker non-votes will be counted in determining the presence of a quorum, but they will have no effect on the outcome of any proposal on which we receive a broker non-vote. A broker does not have the discretion to vote on the election of directors or the Say on Pay proposal.

If less than a majority of outstanding common shares entitled to vote are represented at the meeting, a majority of the shares present at the meeting may adjourn the meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

Will my shares be voted if I do not provide my proxy?

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and a Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct your brokerage firm, broker, trustee or nominee how to vote your shares. If you are a registered shareholder and hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the meeting.

How do I vote?

You can vote in any of the following ways:

(1) To vote by mail:

•	Mark, sign and date each proxy card that you receive; and
•	Return it in the enclosed prepaid envelope.

(2) To vote in person if you are a registered shareholder:

•	Attend our Annual Meeting;
•	Bring valid photo identification; and
•	Deliver your completed proxy card or ballot in person.

(3) To vote in person if your shares are held in “street name”:

•	Attend our Annual Meeting;
•	Bring valid photo identification; and
•	Obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.

Prior to the Annual Meeting, we will select one or more Inspectors of Election. These Inspectors will determine the number of common shares represented at the meeting, the existence of a quorum, the validity of proxies and will count the ballots and votes and will determine and report the results to us.

What does it mean if I get more than one proxy card?

It means you hold shares registered in more than one account. Please vote or provide a proxy for all accounts in one of the manners described above to ensure that all your shares are voted.

Can I change my vote after I return my proxy card?

Yes, even after you have submitted your proxy card you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What are the Board’s recommendations?

The enclosed proxy is solicited on behalf of our Board of Directors. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends a vote:

º	“FOR” the election of Jeffrey D. Kastner, Michael B. Flanigan and M.E. Betsy Bennett to serve on our Board of Directors for the next three years and until their successors are elected.

º	“FOR” the approval of a non-binding resolution to approve the compensation of our Named Executive Officers.

Our Board of Directors does not foresee or have any reason to believe that the proxy holders will have to vote for substitute or alternate board nominees. In the event that any nominee is not available for election and a substitute nominee is designated by the Board of Directors, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve each item?

A plurality of the votes cast at the meeting is required (a majority of the votes cast at the meeting which means that the number of shares voted “for” a Director’s election exceeds the number of votes “against” that Director’s election) for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Shareholders do not have the right to cumulate their votes for directors. In addition, the advisory vote on the Say on Pay proposal will be approved if the votes cast in favor of the proposal by the holders of shares of our common stock present or represented and entitled to vote at the Annual Meeting at which a quorum is present exceed the votes cast against the proposal. Because your vote on the Say on Pay proposal is advisory, it will not be binding on the Board or the Company.

Other Items: For most other items which may properly come before the meeting, the affirmative vote of a majority of the common shares present, either in person or by proxy and voting will be required for approval, unless otherwise required by law.

If you sign your proxy card or broker voting instruction card with no further information, your shares will be voted in accordance with the recommendations of our Board.

So far as our management is aware, no matters other than those described in this Proxy Statement will be acted upon at our Annual Meeting. In the event any other matters properly come before our Annual Meeting for a vote of shareholders, the persons named as proxies on the proxy card will vote in accordance with their best judgment on such other matters.

Who pays for the preparation of the proxy statement and the cost of soliciting votes for our Annual Meeting?

We will pay the cost of preparing, assembling and mailing the proxy statement, notice of meeting and enclosed proxy card. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies and we may reimburse those persons for their expenses incurred in connection with these activities. We will compensate only independent third party agents that are not affiliated with us to solicit proxies. At this time, we do not anticipate that we will be retaining a third party solicitation firm, but should we determine, in the future, that it is in our best interests to do so, we will retain a solicitation firm and pay for all costs and expenses associated with retaining this solicitation firm.

How and when may I submit proposals or director nominations for inclusion in the Proxy Statement for our 2023 Annual Meeting?

If you would like to submit a proposal for the 2023 Annual Meeting of Shareholders, it must be received by our Secretary, Jeffrey D. Kastner, at our corporate headquarters located at 5059 N.E. 18th Avenue, Fort Lauderdale, Florida 33334, at any time prior to September 30, 2022, [120 calendar days before the first anniversary of this year’s proxy materials being mailed] and must otherwise comply with Rule 14a-8 under the Exchange Act, in order to be eligible for inclusion in the proxy statement for that meeting, unless the date of the next annual meeting changes by more than 30 days from the date of this Annual Meeting, in which case notice must be received a reasonable time before mailing.

In general, advance notice of nominations of persons for election to the Board or the proposal of business to be considered by the shareholders must be given to our Secretary not less than 120 days prior to the first anniversary of the date of the mailing of materials regarding the prior year’s annual meeting, which mailing date is identified above in this Proxy Statement, unless the date of the next annual meeting changes by more than 30 days from the date of this Annual Meeting, in which case notice must be received a reasonable time before.

A shareholder’s notice of nomination should set forth: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reason for conducting such business at the meeting and any material interest to such business of such shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (A) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, (B) the number of shares of common stock that are owned, (beneficially or of record), by such shareholder and such beneficial owner, (C) a description of all arrangements or understandings between such shareholder and such beneficial owner and any other person or persons, (including their names), in connection with the proposal of such business by such shareholder and any material interest of such shareholder and of such beneficial owner in such business, and (D) a representation that such shareholder or its agent or designee intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

You should review the information contained in this Proxy Statement separately from our 2021 Annual Report to Shareholders. Our principal corporate offices are located at 5059 N.E. 18th Avenue, Fort Lauderdale, Florida 33334, and our telephone number is (954) 377-1961. A list of shareholders entitled to vote at the Annual Meeting will be available at our offices for a period of ten days prior to the meeting and at the meeting itself for examination by any shareholder.

Where can I find the voting results?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspectors of Election and published in the Company’s Current Report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting. To view this Form 8-K online, go to our website www.flanigans.net under the link “Financial.”

Can shareholders and other interested parties communicate directly with our Board? If so how?

Yes. You may communicate directly with one or more members of our Board of Directors by writing to the Company’s Corporate Secretary, Flanigan’s Enterprises, Inc., 5059 N.E. 18th Avenue, Fort Lauderdale, Florida 33334. The Company’s Secretary will then forward all questions or comments directly to our Board of Directors or a specific Director, as the case may be.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT

The following table shows certain information as of January 14, 2022 with respect to the beneficial ownership of our common stock by:

(i)	each person or group the Company believes holds more than 5% of the outstanding shares of our common stock;
(ii)	each of our current directors, including the nominees for director;
(iii)	each of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”); and
(iv)	all of directors and executive officers as a group.

Percentage of beneficial ownership is calculated on 1,858,647 shares of our common stock outstanding as of January 14, 2022. Unless otherwise indicated, the address for each beneficial owner is c/o Flanigan’s Enterprises, Inc., 5059 N.E. 18th Avenue, Fort Lauderdale, Florida 33334. The following table is based upon information supplied by our officers, directors, principal shareholders and schedules 13D and 13G filed with the United States Securities and Exchange Commission, (the “SEC”). The number of shares of our common stock is determined under the rules promulgated by the SEC and the information does not necessarily indicate beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also includes any shares that the individual or entity has the right to acquire through the exercise of stock options or warrants and any references in the footnotes to this table to shares subject to stock options or warrants refers only to stock options or warrants that are so exercisable. For purposes of computing the percentage of outstanding shares of our common stock held by each person or entity, any shares that such person or entity has the right to acquire are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that the shareholders named in this table have sole voting and investment power with respect to the shares of our common stock indicated as beneficially owned. The inclusion in the table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Current Named Executive Officers and Directors:
James G. Flanigan	969,190	(1) (2) (3)	52.1%
Patrick J. Flanigan	144,264	(2)	7.8%
Michael B. Flanigan	31,712	(4)	1.7%
August Bucci	3,600		*
M.E. Betsy Bennett	1,000		*
Jeffrey D. Kastner	--		--
Christopher O’Neil	--		--
John P. Foster	--		--
Christopher J. Nelms	--		--
All executive officers and directors as a group (9 persons)	1,011,072	(1)-(4)	54.4%

More than 5% Shareholders:
Flanigan Family Stock Holdings, LLC 5059 N.E. 18th Avenue, Fort Lauderdale, FL 33334	741,796	(5)	39.9%
FMR, LLC 245 Summer Street, Boston, MA 02210	151,046		8.1%
Jonathan Politano 18305 Biscayne Boulevard, Suite 400, Aventura, FL 33160	155,568		8.4%
Motta–Flanigan LLC 2399 N.E. 28th Street, Lighthouse Point, FL 33064	138,694	(3)	7.5%

--------------------------------------

(*)	Less than 1.0%
(1)	Includes: (a) 741,796 shares owned of record by Flanigan Family Stock Holdings, LLC, a Florida limited liability company (“FFSH”), of which James G. Flanigan (“JGF”) is a member. Pursuant to the Operating Agreement of FFSH, JFG is the sole Manager of FFSH and has sole voting and sole investment power over such 741,796 shares; (b) 12,776 shares owned by JFG’s spouse for which he has shared voting and investment power; and (c) 400 shares owned by JGF’s children over which he has shared voting and investment power as their custodian. The FFSH Operating Agreement provides that upon the request of one or more members of FFSH, JFG is required to sell the shares of Common Stock indirectly owned by such members upon the approval of a majority in interest of the members of FFSH, provided, however, such shares are required to be first offered to the other members of FFSH on a pro rata basis, and any shares remaining unsold are to be sold on the open market, in accordance with the procedures and at the prices set forth in the FFSH Operating Agreement.
(2)	Includes 138,694 shares held of record by FFSH, over which JFG has shared investment power with Patrick J. Flanigan, a member of FFSH. The FFSH Operating Agreement provides that Patrick Flanigan has the right from time to time to cause JFG to sell up to a maximum of 138,694 shares of Common Stock owned by FFSH in increments of up to 6,934 shares by first offering such shares to all other members of FFSH on a pro rata basis, and any shares remaining unsold are to be sold on the open market, in accordance with the procedures and at the prices set forth in the FFSH Operating Agreement.
(3)	Includes 138,694 shares owned of record by Motta-Flanigan LLC, a Florida limited liability company (“MFC”). Pursuant to the Operating Agreement of MFC, JGF, as the sole Manager of MFC, has sole voting power over such 138,694 shares, and shared investment power over such shares with Patricia Ann Motta and James D. Motta, the trustees of a Motta family trust which is the sole member of MFC except in the event all shares of the Company owned directly or indirectly by the Flanigan family (including any shares held of record by FFSH) are being disposed of in one transaction, in which event JFG has sole investment power over such shares.

(4)	Includes (a) 1,000 shares owned by Michael B. Flanigan’s spouse over which he has shared voting and investment power; and (b) 650 shares owned by his children for which Michael B. Flanigan has shared voting and investment power as their custodian.
(5)	See footnotes 1 and 2. Represents shares owned of record by FFSH of which James G. Flanigan is a member and its sole manager. The members of FFSH consist of James G. Flanigan, Michael B. Flanigan, Patrick F. Flanigan, Margaret F. Fraser and family trusts of which several of the foregoing members are trustees.

DELINQUENT SECTION 16(a) REPORTS

Under SEC rules, our directors, executive officers and holders of more than 10% of our stock, if any, are required to file reports of ownership and changes in ownership of the Company securities with the SEC, and also are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. We have reviewed copies of these SEC reports as well as other records and information. Based on such review, we believe that all reports were timely filed during our fiscal year 2021.

PROPOSAL I - ELECTION OF DIRECTORS

Our By-Laws provide for a Board of Directors, which consists of three classes of directors of three directors each. Three directors are to be elected to replace those of the class whose terms expire this year. The three director nominees are Jeffrey D. Kastner, Michael B. Flanigan and M.E. Betsy Bennett, each of whom are nominated to be elected at the Annual Meeting to serve for a three-year term expiring in 2025 and until their respective successors are elected and qualified. All of the nominees named herein are presently serving as members of our Board of Directors. We have no reason to believe that any of the nominees, if elected, will be unable or unwilling to serve. If for any reason any nominee named is unable to serve, the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by the Board of Directors or the Board of Directors may reduce the size of the Board.

Nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. Unless you specify otherwise, the proxy holders will vote the proxies for the above three nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES. PROXY CARDS PROPERLY EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE PROXY CARD.

Directors and Nominees

The following table sets forth information regarding each of our directors, including the director nominees, and our executive officers. The following table is as of January 14, 2022.

Name	Director Since	Age as of the Annual Meeting	Positions and Offices with the Company
James G. Flanigan	1991	57	Chief Executive Officer, President, Director
Jeffrey D. Kastner	1985	68	Chief Financial Officer, General Counsel, Secretary, Director
August Bucci	2005	77	Chief Operating Officer, Executive Vice President, Director
Patrick J. Flanigan	1991	61	Director
Michael B Flanigan	2005	59	Director
M.E. Betsy Bennett	2013	62	Director
Christopher O’Neil	2006	56	Vice President of Package Operations, Director
Christopher J. Nelms	2014	53	Director
John P. Foster	2018	71	Director

JAMES G. FLANIGAN joined our Board of Directors in 1991. Mr. Flanigan has been a Vice President and shareholder of Twenty Seven Birds Corporation, a franchisee of the Company since 1985. Mr. Flanigan was elected President of the Company in 2002 and Chairman of the Board of Directors and Chief Executive Officer in 2005. Mr. Flanigan is the son of our former Chairman of the Board of Directors and former Chief Executive Officer, Joseph G. Flanigan, and is the brother of Directors, Patrick J. Flanigan and Michael B. Flanigan. We believe Mr. Flanigan’s experience as a franchisee combined with his tenure with the Company qualifies him to serve on our Board of Directors.

JEFFREY D. KASTNER joined our Board of Directors in 1985. Mr. Kastner was employed by the Company as a corporate attorney from 1979-1982 and has been general counsel since 1982. Mr. Kastner was Assistant Secretary of the Company from 1995-2004 and has been Secretary since 2004. In 2004, Mr. Kastner was elected Chief Financial Officer of the Company. From 1983 through 2004, Mr. Kastner was the President of Jeffrey D. Kastner, P.A., a law firm engaged in the private practice of law. Mr. Kastner received a Juris Doctor in Law in 1978 from the University of Florida, Gainesville, Florida. We believe Mr. Kastner’s accounting, tax and legal training strengthens the Board’s collective knowledge, capabilities and experience and qualifies him to serve on our Board of Directors.

AUGUST BUCCI joined our Board of Directors in 2005. Mr. Bucci was employed by the Company as its Entertainment Director from 1978–1980; re-hired as Director of Advertising in 1984; Supervisor of the Company’s out of state bars and nightclubs in 1985; Supervisor of Restaurants, Nightclubs and Bars in 1988; Director of Operations – Restaurant Division in 1990; Vice President of Restaurant Operations in 2002; and Chief Operating Officer and Executive Vice President in 2003. We believe Mr. Bucci’s varied experience as an employee of the Company qualifies him to serve on our Board of Directors.

PATRICK J. FLANIGAN joined our Board of Directors in 1991. Mr. Flanigan has been the President and sole shareholder of B. D. 43 Corp., a franchisee of the Company since 1985. Mr. Flanigan has also been the President and sole shareholder of B.D. 15 Corp., the general partner of another franchisee since 1997. Mr. Flanigan is the son of our former Chairman of the Board of Directors and former Chief Executive Officer, Joseph G. Flanigan, and is the brother of Directors, James G. Flanigan and Michael B. Flanigan. We believe Mr. Flanigan’s experience as a franchisee combined with his tenure with the Company qualifies him to serve on our Board of Directors.

MICHAEL B. FLANIGAN joined our Board of Directors in 2005. Mr. Flanigan has been the President and shareholder of Twenty Seven Birds Corporation, a franchisee of the Company since 1985. Mr. Flanigan is the son of our former Chairman of the Board of Directors and former Chief Executive Officer, Joseph G. Flanigan, and is the brother of Directors James G. Flanigan and Patrick J. Flanigan. We believe Mr. Flanigan’s experience as a franchisee combined with his tenure with the Company qualifies him to serve on our Board of Directors.

M. E. BETSY BENNETT joined our Board of Directors in 2013. From 2002 through 2012, Mrs. Bennett was a principal of Bennett Consulting Services, Inc., an independent corporate financial consulting firm she founded in 2002. From 2012 until 2015, Mrs. Bennett was the Chief Financial Officer of IC Intracom, an Oldsmar, Florida based company engaged in the development and manufacture of PC peripherals, accessories and networking products under the Manhattan™ and Intellinet Network Solutions™ brands. From 2015 until 2018, Mrs. Bennett was the Chief Financial Officer of Mission Health Communities, a private equity backed operator and/or manager of fifty long-term care facilities in five states. As of August 2018, Mrs. Bennett is again a principal of Bennett Consulting Services, Inc., her independent corporate financial consulting firm. Mrs. Bennett received a Master's Degree in accounting from the University of South Florida, Tampa, Florida and has been a certified public accountant in the State of Florida since 1983. We believe Mrs. Bennett possesses particular knowledge and experience in a variety of areas, including accounting, finance and tax which contributes to the Board’s composition and qualifies her to serve on our Board of Directors.

CHRISTOPHER O’NEIL joined our Board of Directors in 2006. Employed in various capacities by the Company since 1998, as of 2003, Mr. O’Neil has been employed by the Company as a Supervisor where his responsibilities include restaurant supervision and maintenance supervision. In 2013, Mr. O’Neil was elected Vice President of the Company and in 2016 he was elected Vice President of Package Operations. We believe Mr. O’Neil’s varied experience as an employee of the Company qualifies him to serve on our Board of Directors.

CHRISTOPHER J. NELMS joined our Board of Directors in 2014. Mr. Nelms is a retired businessman who was the founder, sole owner and control person of Magazine Services of America, Inc., a magazine telemarketing company from 2000 through 2006. From 2011 through 2013, Mr. Nelms was the founder, majority owner and control person of Brownbean Dynamics, LLC, another magazine telemarketing company. We believe Mr. Nelms’ business knowledge, capabilities and experience enable him to provide us with valuable guidance and effective leadership in the oversight of our business operations and qualifies him to serve on our Board of Directors.

JOHN P. FOSTER joined our Board of Directors in 2018. Since 2006, Mr. Foster has been managing member of PathFinder Group (PFG), a Tampa based advisory firm serving family business and governmental agencies. PFG focuses on enterprise risk management through strategic planning process improvement and the development of high performance cultures. From 1996 through 2005, Mr. Foster was the Chief Executive Officer and Chairman of the Board of Directors of Alliance Computing Technologies (ACT), a company which distributed computers internationally to the rent to own industry. Mr. Foster received a Master’s Degree in business administration from the University of Tampa. We believe Mr. Foster possesses particular knowledge and experience in a variety of areas, including strategic planning and process improvement which contributes to the Board composition and qualifies him to serve on our Board of Directors.

BOARD OF DIRECTORS STRUCTURE AND COMPENSATION

Board of Director Structure and Committees

Our business, property and affairs are managed under the direction of our Board of Directors, except with respect to those matters reserved for our shareholders. Our Board of Directors establishes our overall corporate policies, reviews the performance of management in executing our business strategy and managing our day-to-day operations and acts as an advisor to management. Our Board’s mission is to further the long-term interest of our shareholders. Members of the Board of Directors are kept informed of our business through discussions with management, primarily at meetings of the Board of Directors and its committees and through reports and analyses presented to them. Significant communications between our directors and management may occur apart from these meetings.

James G. Flanigan serves as our Chairman of our Board of Directors as well as our Chief Executive Officer and President. The Board has determined that selecting our Chief Executive Officer and President as Chairman of the Board of Directors is in the best interests of the Company and its shareholders because this leadership structure promotes a unified vision for the Company, strengthens the ability of the Chief Executive Officer to develop and implement strategic initiatives and facilitates our Board’s efficient functioning. The Board of Directors also believes the combination of Chairman of the Board of Directors, Chief Executive Officer and President is appropriate in light of the independent oversight provided by the Board and the Independent Committee. Although we have established an Independent Committee of the Board of Directors, consisting of all of our independent directors, we have not designated any director as a “Lead Independent Director” because we believe the independent directors on our Board have full access to and direct communication with management. The Board of Directors held a total of four meetings during our 2021 fiscal year, which ended on October 2, 2021. Every director attended at least 75% of the total number of meetings of the Board of Directors and at least 75% of all meetings of the committees of the Board of Directors on which the director served. The Board of Directors has determined that we are a “controlled” company as defined by the NYSE AMERICAN and SEC rules since more than 50% of our issued and outstanding common stock is owned by limited liability companies controlled by our Chairman of the Board of Directors, common stock owned by our Chairman of the Board of Directors, his immediate family and other directors and officers. As a “controlled’ company, the majority of the Board of Directors need not be independent and the Board of Directors has determined that only M. E. Betsy Bennett, Christopher J. Nelms and John P. Foster are independent as defined by the NYSE AMERICAN and SEC rules.

The Board of Directors has overall responsibility for the oversight of risk management of the Company. Day to day risk management is the responsibility of management. In addition, certain of the risk oversight responsibility is administered through the three committees of the Board of Directors described below and the committees’ reports to the Board of Directors.

Audit Committee

The Audit Committee of the Board of Directors currently consists of three independent directors, M.E. Betsy Bennett, Christopher J. Nelms and John P. Foster. This committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.flanigans.net under the link “Corporate Governance” which committee annually reviews and assesses for adequacy. All of the committee members are independent as required by applicable NYSE AMERICAN and SEC rules. The Board of Directors has determined that M.E. Betsy Bennett satisfies the definition of “audit committee financial expert” as promulgated by the SEC by virtue of her educational and work experience as described above.

Report of Audit Committee

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended October 2, 2021. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act except to the extent that the Company specifically incorporates such information by reference in such filing.

The Audit Committee held four meetings during fiscal year 2021. The Audit Committee meets separately with our Chief Financial Officer and our independent public accountants, Marcum, LLP, at selected meetings. The Audit Committee oversees the financial accounting and reporting processes, system of internal control, audit process and process for monitoring compliance with laws and regulations. The Audit Committee is responsible for, among other things, the appointment of the independent auditors and the preparation of the report to be included in our annual proxy statement pursuant to rules of the SEC.

Our management has primary responsibility for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls and reports to the Audit Committee on any deficiencies found. Our independent auditors were responsible for auditing the financial statements and for reviewing the unaudited interim financial statements and for expressing an opinion about whether our financial statements are fairly presented in all material respects in conformity with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these procedures.

The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with management and with the independent auditors, with and without management present.

2.	The Audit Committee discussed with the independent auditors those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB).

3.	The Audit Committee has received the written disclosures and the letter from our independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence and has discussed with the independent auditors the independent auditors’ independence.

Based upon the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board of Directors and the Board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 2, 2021 for filing with the SEC.

Members of the Audit Committee

M.E. Betsy Bennett, Chairperson          Christopher J. Nelms          John P. Foster

Independent Committee

The members of the Independent Committee are all of the independent directors, M.E. Betsy Bennett, Christopher J. Nelms and John P. Foster. The primary function of the Independent Committee is to assist the Board of Directors on matters that may come before it requiring independent investigation and/or guidance. During our fiscal year 2021, no matters were referred to the Independent Committee by the Board of Directors. This committee met once during our fiscal year 2021.

Corporate Governance and Nominating Committee

The members of the Corporate Governance and Nominating Committee are James G. Flanigan, M.E. Betsy Bennett and Christopher J. Nelms. This committee is responsible for nominating individuals to serve as members of our Board of Directors and for establishing policies affecting corporate governance. Committee members, M.E. Betsy Bennett and Christopher J. Nelms are considered independent as defined under applicable NYSE AMERICAN and SEC rules. The committee will consider properly recommended shareholder nominations for directors. This committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our website at www.flanigans.net under the link “Corporate Governance.” The committee’s policy is to identify and consider candidates for election as directors, including candidates recommended by our shareholders. A shareholder may nominate a person for election as a director at an annual meeting of the shareholders only if written notice of such shareholder’s intent to make such nomination has been given to the Company’s Corporate Secretary as described in the applicable proxy statement for the previous year’s annual meeting of shareholders. Each written notice must set forth: (a) as to each person whom the shareholder proposes to nominate for election as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or that is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected; and (b) as to the shareholder making such nomination, (i) the name and address of such shareholder, as they appear on the Company’s books, (ii) the class and number of shares of stock of the Company which are owned by such shareholder, (iii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination, and (iv) a representation whether the shareholder intends or is a part of a group which intends (y) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the nominee and/or (z) otherwise to solicit proxies from shareholders in support of such nomination. The Committee will evaluate the suitability of potential candidates nominated by shareholders in the same manner as other candidates identified to the Committee. For a further description of the process for nominating directors, see “About the Proxy Materials and the Annual Meeting – How and when may I submit proposals or director nominations for inclusion in the Proxy Statement for the 2023 Annual Meeting?” This committee met once during our fiscal year 2021.

Consideration of Director Nominees

The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The committee regularly assesses the appropriate size of the Board and whether any vacancies of the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance and Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the committee through current Board members, shareholders or other persons. The committee has not paid fees to any third party to identify, evaluate or to assist in identifying or evaluating, potential nominees, but may determine it necessary in the future. These candidates will be evaluated at meetings of the Corporate Governance and Nominating Committee. Nominees recommended by persons other than the current Board members or executive officers will be subject to the process described in “About the Proxy Materials and the Annual Meeting – How and when may I submit proposals or director nominations for inclusion in the Proxy Statement for the 2023 Annual Meeting?”

In evaluating nominations for candidates for membership on our Board of Directors, the Corporate Governance and Nominating Committee will seek to achieve a balance of knowledge, experience and capability on the Board and to address the following membership criteria. Members of the Board should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government, education, technology or public interest. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all of their directors’ duties. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow our Board to fulfill its responsibilities. Although we may do so in the future, to date, we have not considered diversity in identifying nominees for director. All nominees for director included on the Company’s proxy card are currently serving as Directors of the Company.

Shareholder Communications and Director Attendance at Annual Shareholder Meetings

Our Board welcomes communications from shareholders and has adopted a procedure for receiving and addressing such communications. Shareholders may send written communications to the entire Board or individual directors, addressing them to Flanigan’s Enterprises, Inc., 5059 N.E. 18th Avenue, Fort Lauderdale, Florida 33334, Attention: Corporate Secretary. All such communications will be forwarded to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is clearly junk mail or a mass mailing, a business solicitation, advertisement or job inquiry, or is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Company has the authority to discard the communication or take appropriate legal action regarding the communication.

Recognizing that director attendance at the Company’s annual meeting of shareholders can provide shareholders with an opportunity to communicate with members of the Board of Directors, it is the policy of the Board of Directors to strongly encourage, but not require, the members of the Board to attend such meetings. All of our directors, except Christopher J. Nelms, attended the 2021 Annual Meeting of Shareholders.

Our policies regarding shareholder communications and director attendance, (which may be modified from time to time), can be found on our website at www.flanigans.net under the link “Corporate Governance.”

Director Compensation

Members of our Board of Directors who are employed by the Company presently receive no additional remuneration for acting as directors. We compensate our non-employee directors at the rate of $12,000 per year and the Chairperson of our Audit Committee an additional $3,500 per year, plus $250 for each Board of Directors meeting and committee meeting attended. In addition, we also reimburse Directors for reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Director meetings. Four regularly scheduled Board of Director meetings are typically held during the fiscal year.

The following table sets forth the compensation paid by us during our fiscal year 2021 to our non-employee directors:

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-qualified Deferred Compensation Earnings	All Other Compensation	Total ($)
Christopher J. Nelms	14,000	0	0	0	0	0	14,000
Patrick J. Flanigan	13,000	0	0	0	0	0	13,000
Michael B. Flanigan	13,000	0	0	0	0	0	13,000
M.E. Betsy Bennett	17,500	0	0	0	0	0	17,500
John P. Foster	14,000	0	0	0	0	0	14,000

PROPOSAL 2 - TO ADOPT A NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF OR NAMED EXECUTIVE OFFICERS.

Under the rules of the SEC the Company is required to provide its shareholders with the opportunity to cast an advisory (non-binding) vote on the executive compensation program for the Company’s Named Executive Officers disclosed in the proxy statement. This proposal is commonly known as a “Say on Pay” proposal. This allows our shareholders the opportunity to communicate to the Board of Directors their views on the compensation of our Named Executive Officers.

The executive officers named in the Summary Compensation Table and deemed to be “Named Executive Officers” are James G. Flanigan, Jeffrey D. Kastner, August Bucci and Christopher O’Neil. Reference is made to the Summary Compensation Table and disclosures set forth under “Executive Compensation” in this proxy statement. This vote is advisory in nature and non-binding; however, the Board of Directors will have the ability to consider the shareholder vote when determining executive compensation through the following resolution:

“Resolved, that the shareholders of the Company approve, on an advisory basis, the compensation of the Named Executive Officers as described in the proxy statement for the 2022 Annual Meeting of Shareholders.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS. UNLESS YOU SPECIFY OTHERWISE, THE BOARD INTENDS THE ACCOMPANYING PROXY TO BE VOTED FOR THIS PROPOSAL.

EXECUTIVE COMPENSATION

We do not have a compensation committee. Our Board of Directors is responsible for establishing and administering our policies governing the compensation of our executive officers, who are appointed by our Board of Directors. Because more than 50% of our issued and outstanding common stock is owned by limited liability companies controlled by our Chairman of the Board of Directors, outstanding common stock owned by our Chairman of the Board of Directors and his immediate family and other officers and directors of the Company, we are a “controlled” company as defined by the NYSE AMERICAN and SEC rules and thus we are not required to have either (i) a compensation committee comprised of independent directors, or (ii) a majority of our independent members of our Board determine or recommend to our Board, the compensation levels of our executive officers.

The primary objective of our executive compensation program is to attract, motivate and retain the executive talent needed to facilitate our business strategies and long-range plans and to optimize shareholder value in a competitive environment.

Our Board of Directors employs the following principles to provide an overall framework for the compensation of our executive officers:

•	reward outstanding performance;
•	motivate executive officers to perform to the fullest of their abilities;
•	tie a significant portion of executives’ total compensation to our annual and long-term financial performance and the creation of incremental shareholder value;
•	offer compensation opportunities that attract and motivate the best talent; and
•	retain those with leadership abilities and skills necessary for building long-term shareholder value.

Compensation Categories

Our Board of Directors considers all elements of compensation when determining total compensation and the individual components of total compensation. Our Board of Directors allocates total compensation between currently paid and long-term compensation, cash and non-cash compensation. Our Board of Directors believes that each of these compensation categories provides incentives and rewards that address different elements of the compensation program’s objective and when considered together serve to achieve our overall compensation objectives. The Board of Directors’ decisions regarding compensation policies and decisions were not affected by the results of the say on pay vote at our 2019 Annual Shareholders Meeting. Our Board of Directors examines each of these factors in determining the basis for allocating compensation to each different form of award, such as the relationship of the award to the achievement of our long-term goals, management’s exposure to downside equity performance risk and the analysis of cost to the Company versus expected benefit to the executive. As part of this analysis, our Board of Directors believes that a meaningful portion of each executive’s compensation should be placed at-risk and linked to the accomplishment of specific results that are expected to lead to the creation of value for our shareholders from both the short-term and long-term perspectives.

Our Board of Directors believes that currently paid cash compensation provides our executives with short-term rewards for success in achieving individual and Company performance goals. Currently paid cash consideration includes base salary and annual cash incentive bonuses. Our Board of Directors believes that providing executives with competitive currently paid cash consideration is the central element of attracting, retaining and motivating high quality executives.

Our Board of Directors believes that currently paid non-cash compensation provides our executives with the same benefits as currently paid cash compensation. Items of currently paid non-cash compensation for certain executive officers include a Company provided vehicle or car allowance, Company sponsored health insurance and other non-cash benefits.

Compensation Elements

Our executive compensation program consists primarily of the following elements:

Base Salary

Base salary is used to recognize the experience, skills, knowledge and responsibilities required of our executive officers in their roles. When establishing the 2021 base salaries of our executive officers other than the Chief Executive Officer, the Board of Directors considered a number of factors, including the seniority of the individual, the functional role of the position, the level of the individual’s responsibility, the historical base salary of the individual and recommendations from the Chief Executive Officer. The Board of Directors considered these same factors in establishing the base salary of the Chief Executive Officer, as well as additional factors such as the Chief Executive Officer’s industry experience and profile. In addition, the Board of Directors considered competitive market practices with respect to these salaries, although it did not set base salaries according to specific benchmarking standards.

The salaries of our executive officers are reviewed on an annual basis, as well as at the time of promotion or other changes in responsibilities and modified for merit, the general performance of the Company, the executive’s success in meeting or exceeding individual performance objectives and if significant corporate goals were achieved. If necessary, the Board of Directors also realigns base salaries with market levels for the same positions in companies of similar size to the Company represented in the compensation data it reviews.

Annual Incentive Bonuses

Our variable compensation program includes eligibility for annual performance-based and discretionary cash bonuses for senior management, including our executive officers. In all cases, the amount of the cash bonus is impacted by our results of operations. The awards of variable compensation to the Chief Executive Officer and our executive officers are reflected in the Summary Compensation Table below.

Employee Benefit Plans

We provide group life and health insurance plans for our hourly and salary employees. We also maintain a 401(k) retirement plan for our hourly and salary employees. Pursuant to the plan, participants may elect to make pre-tax contributions to the plan, subject to certain limitations imposed under the plan and the Internal Revenue Code of 1986, as amended. In addition, we may make periodic discretionary contributions to the plan.

Other Benefits and Perquisites

We provide the opportunity for our executive officers to receive certain perquisites and general health and welfare benefits. We offer these benefits to provide an additional incentive for our executives, to remain competitive in the general marketplace for executive talent and to enable our executives to better focus on their performance. We have or may provide the following personal benefits and perquisites to our executive officers:

•	eligibility to participate in our health, dental, vision, disability insurance and life insurance programs;
•	a Company provided vehicle or car allowance, along with the reimbursement of expenses related to operating, maintaining and insuring the vehicle; and
•	eligibility to participate in our 401(k) retirement plan, subject to certain limitations imposed under the plan and the Internal Revenue Code of 1986.

Stock Ownership Guidelines

We have not implemented stock ownership guidelines for our executive officers. We will continue to periodically review best practices and re-evaluate our position with respect to stock ownership guidelines.

The following table sets forth information regarding the compensation paid or distributed for services rendered by our principal executive, our principal financial officer and our other executive officers whose total compensation exceeded $100,000 (collectively the “Named Executive Officers”) for services rendered in all capacities to us during the years indicated. For purposes of this table, compensation paid or distributed in one fiscal year may include payment of bonuses accrued in a prior fiscal year.

Summary Compensation Table

								Non-Qualified
							Non-Equity	Deferred	All Other
					Stock	Option	Incentive Plan	Compensation	Compensation	Total
Name and Principal Position	Year	Salary	Bonus(3)		Awards	Awards	Compensation	Earnings	(2)	(1)(4)
James G. Flanigan	2021	$145,000		$2,651,000	$	$	$	$	$65,000	2,865,000
Chairman of the Board and	2020	128,000		687,000					65,000	815,000
Chief Executive Officer

Jeffrey D. Kastner	2021	140,000		1,376,000	$	$	$	$	$	$1,516,000
Chief Financial Officer,	2020	137,000		463,000						600,000
General Counsel and
Secretary

August Bucci	2021	140,000		1,376,000	$	$	$	$		$1,516,000
Chief Operating Officer and	2020	137,000		463,000						600,000
Executive Vice President

Christopher O’Neil	2021	263,000	$		$	$	$	$	$	$260,000
Vice President of Package	2020	254,000		6,000						260,000
Operations

--------------------------------------------------------------

(1)	This table does not include incidental personal benefits of a limited nature. Although the amount of such benefits and extent to which they are related to job performance cannot be ascertained specifically, we have concluded that the aggregate per Named Executive Officer does not exceed $10,000.

(2)	Represents the amount of the premium paid by the Company for life insurance on Mr. Flanigan’s life, ($65,000 – 2021 and $65,000 – 2020), the beneficiary of which has been designated by Mr. Flanigan.

(3)	Includes annual performance based bonus amounts during our fiscal year 2021 equal to 14.75% (for James G. Flanigan) and 2.625% (for each of Jeffrey D. Kastner and August Bucci) of our annual income, before income taxes, depreciation and amortization, which exceeds $650,000, excluding extraordinary items. These amounts are typically paid within 45 days after the end of our fiscal year and for our fiscal years ended 2021 and 2020, amounted to $2,751,000 and $687,000 paid to Mr. Flanigan; and $490,000 and $123,000 paid to each of Messrs. Kastner and Bucci.

Also includes annual performance based bonus amounts payable to each of Messrs. Kastner and Bucci equal to 5% of our pre-tax net income before depreciation and amortization from our Company owned restaurants and our share of the pre-tax net income before depreciation and amortization from the restaurants owned by the limited partnerships where we are the general partner and our share of the pre-tax income before depreciation and amortization from the restaurant owned by an unaffiliated third party that we manage. These amounts are typically paid within 120 days of the end of our fiscal year and for our fiscal years ended 2021 and 2020 amounted to $765,000 and $340,000 paid to each of Messrs. Kastner and Bucci.

(4)	Does not include any limited partnership distributions made by any of the affiliated limited partnerships or any franchise or management fees paid by franchises, which are affiliated with any of the Named Executive Officers. See “Related Party Transactions”.

Outstanding Equity Awards

We do not have any plan that provided for stock options.

Pension Benefits

During our fiscal year 2010, we instituted a limited retirement plan/death benefit whereby employees with at least thirty-five (35) years of employment with the Company receive upon their death or retirement a one-time lump sum payment equal to the lesser of (i) 15% of their last annual Form W-2 earnings; or (ii) $10,000.

During our fiscal year 2018, we instituted a limited retirement plan/death benefit whereby supervisors with at least twenty-five (25) years of employment with the Company receive upon their death or retirement a one-time lump sum payment equal to $20,000.

With the exception of the above, we do not have any other plans that provide for payments or other benefits at, following, or in connection with, retirement.

Nonqualified Deferred Compensation

We do not have any plan that provided for deferred compensation.

No Employment Agreements or Other Arrangements

The Named Executive Officers are employed at will. Based on the Company’s philosophy that its executive compensation program should be simple and directly linked to performance, the compensation program for the Named Executive Officers does not include any of the following pay practices:

•	Employment agreements;
•	Severance agreements;
•	Cash payments in connection with a change in control of the Company;
•	Tax reimbursements; or
•	Supplemental executive retirement benefits.

RELATED PARTY TRANSACTIONS

Affiliated Franchises

Coconut Grove, Florida

James G. Flanigan, our Chairman of the Board of Directors, Chief Executive Officer and President of the Company, and Michael B. Flanigan, a member of our Board of Directors and James G. Flanigan’s brother, are each a 35.24% owner of a company which has a franchise arrangement with us for the operation of a restaurant, with adjacent package liquor store located in Coconut Grove, Florida. James G. Flanigan manages the day-to-day business operations of this franchised location. During fiscal year 2021, this franchised location’s operations generated $16,560,000 in gross revenues and paid to us $359,000 in franchise fees.

Pompano Beach, Florida

Patrick J. Flanigan, brother to both James G. Flanigan and Michael B. Flanigan and a member of our Board of Directors, owns 100% of a company which has a franchise arrangement with us for the operation of a combination restaurant/package liquor store located in Pompano Beach, Florida. Patrick J. Flanigan manages the day-to-day business operations of this franchised location. During fiscal year 2021, this franchised location’s operations generated $6,831,000 in gross revenues and paid to us $156,000 in franchise fees.

Deerfield Beach, Florida

Our officers and directors collectively own 30% of the shareholder interest of a company which has a franchise arrangement with us for the operation of a restaurant located in Deerfield Beach, Florida. The shareholder interest of James G. Flanigan’s family represents an additional 60% of the total invested capital in this franchised location. The Company manages the day-to-day operations of this franchised location. During fiscal year 2021 this franchised location’s operations generated $4,785,000 in gross revenues and paid to us $144,000 in franchise fees and $35,000 in management fees.

Fort Lauderdale, Florida

Patrick J. Flanigan is the sole general partner and a 25% limited partner in a limited partnership which has a franchise arrangement with us for the operation of a restaurant located in Fort Lauderdale, Florida. Patrick J. Flanigan manages the day-to-day operations of this franchised location. The Company is a 25% limited partner in this limited partnership and officers and directors of the Company (excluding Patrick J. Flanigan) own an additional 31.9% limited partnership interest in this franchised location. During fiscal year 2021, this franchised location’s operations generated $4,219,000 in gross revenues and paid to us $127,000 in franchise fees.

Affiliated Limited Partnerships

Surfside, Florida

We are the sole general partner and a 46% limited partner in this limited partnership which has owned and operated a restaurant in Surfside, Florida under our “Flanigan’s Seafood Bar and Grill” service mark since March 6, 1998. An additional 33.3% limited partnership interest is collectively beneficially owned by our officers and directors or their families. During fiscal year 2021, this location’s operations generated $5,093,000 in gross revenues and we received $61,000 in distributions from this limited partnership.

Kendall, Florida

We are the sole general partner and a 41% limited partner in this limited partnership which has owned and operated a restaurant in Kendall, Florida under our “Flanigan’s Seafood Bar and Grill” service mark since April 4, 2000. An additional 28.3% limited partnership interest is collectively beneficially owned by our officers and directors or their families. During fiscal year 2021, this location’s operations generated $8,674,000 in gross revenues and we received $208,000 in distributions from this limited partnership.

West Miami, Florida

We are the sole general partner and a 27% limited partner in this limited partnership which has owned and operated a restaurant in West Miami, Florida under our “Flanigan’s Seafood Bar and Grill” service mark since October 11, 2001. An additional 32.7% limited partnership interest is collectively beneficially owned by our officers and directors or their families. During fiscal year 2021, this location’s operations generated $8,257,000 in gross revenues and we received $106,000 in distributions from this limited partnership.

Wellington, Florida

We are the sole general partner and a 28% limited partner in this limited partnership which has owned and operated a restaurant in Wellington, Florida under our “Flanigan’s Seafood Bar and Grill” service mark since May 27, 2005. An additional 22.4% limited partnership interest is collectively beneficially owned by our officers and directors or their families. During fiscal year 2021, this location’s operations generated $6,253,000 in gross revenues and we received $90,000 in distributions from this limited partnership.

Pinecrest, Florida

We are the sole general partner and a 45% limited partner in this limited partnership which has owned and operated a restaurant in Pinecrest, Florida under our “Flanigan’s Seafood Bar and Grill” service mark since August 14, 2006. An additional 20.2% limited partnership interest is collectively beneficially owned by our officers and directors or their families. During fiscal year 2021, this location’s operations generated $7,510,000 in gross revenues and we received $155,000 in distributions from this limited partnership.

Pembroke Pines, Florida

We are the sole general partner and a 24% limited partner in this limited partnership which has owned and operated a restaurant in Pembroke Pines, Florida under our “Flanigan’s Seafood Bar and Grill” service mark since October 29, 2007. An additional 23.8% limited partnership interest is collectively beneficially owned by our officers and directors or their families. During fiscal year 2021, this location’s operations generated $6,068,000 in gross revenues and we received $76,000 in distributions from this limited partnership.

Davie, Florida

We are the sole general partner and a 49% limited partner in this limited partnership which has owned and operated a restaurant in Davie, Florida under our “Flanigan’s Seafood Bar and Grill” service mark since July 29, 2008. An additional 12.3% limited partnership interest is collectively beneficially owned by our officers and directors or their families. During fiscal year 2021, this location’s operations generated $6,299,000 in gross revenues and we received $134,000 in distributions from this limited partnership.

Miami, Florida

We are the sole general partner and a 5% limited partner in this limited partnership which has owned and operated a restaurant in Miami, Florida under our “Flanigan’s Seafood Bar and Grill” service mark since December 27, 2012. An additional 26.8% limited partnership interest is collectively beneficially owned by our officers and directors or their families. During fiscal year 2021, this location’s operations generated $6,124,000 in gross revenues and we received $13,000 in distributions from this limited partnership.

Sunrise, Florida

During the second quarter of our fiscal year 2019, we entered into a Lease Agreement (the “Sunrise Lease Agreement”) with a non-affiliated third party to rent approximately 6,900 square feet of commercial space in Sunrise, Florida where, subject to certain conditions, we anticipate opening a new restaurant location under our “Flanigan’s” service mark. During the third quarter of our fiscal year 2019, we assigned the Sunrise Lease Agreement to a newly formed limited partnership in which we currently are (i) the sole general partner; and (ii) our wholly owned subsidiary is the sole limited partner. While there can be no assurances that we will be successful in doing so, we intend to sell limited partnership interests to third parties as well as affiliates of the Company in order to raise net proceeds, in the amount of $5,000,000, which proceeds will be used to renovate this potential restaurant location. We anticipate that the new restaurant location’s ownership and operating structure will be substantially similar to that of our other restaurants owned by limited partnerships. Through October 2, 2021, we have invested $2,982,000, inclusive of construction in progress, in this limited partnership.

Miramar, Florida

During the fourth quarter of our fiscal year 2019, we entered into a Lease Agreement (the “Miramar Lease Agreement”) with a non-affiliated third party to rent approximately 6,000 square feet of commercial space in Miramar, Florida where, subject to certain conditions, we anticipate opening a new restaurant location under our “Flanigan’s” service mark. Subsequent to the end of our fiscal year 2021, we assigned the Miramar Lease Agreement to a newly formed limited partnership in which we currently are (i) the sole general partner; and (ii) our wholly owned subsidiary is the sole limited partner. While there can be no assurances that we will be successful in doing so, we are currently selling limited partnership interests to third parties as well as affiliates of the Company in order to raise net proceeds, in the amount of $4,000,000, which proceeds will be used to renovate this potential restaurant location. We anticipate that the new restaurant location’s ownership and operating structure will be substantially similar to that of our other restaurants owned by limited partnerships. Through October 2, 2021, we have invested $313,000, inclusive of construction in progress, in this limited partnership.

During our fiscal years 2021 and 2020, our executive officers and/or directors received the following distributions as limited partners of the above-described limited partnerships and not as compensation:

Annual Distributions from Affiliated Limited Partnerships

		Surfside	Kendall	W.Miami,	Wellington,	Pinecrest,	Pembroke	Davie,	Miami
	Year	Fl.	Fl.	Fl.	Fl.	Fl.	Pines, Fl.	Fl.	Fl.	Total
James G. Flanigan	2021	$3,500	$57,750	$31,500	$4,375	$1,575	$7,000	$1,750	$6,125	$113,575
Chairman of the Board	2020	$2,500	$41,250	$20,250	$2,875	$1,125	$4,500	$1,250	$4,375	$78,125
and Chief Executive
Officer

Jeffrey D. Kastner	2021	$1,750		$3,500	$8,750	$3,675	$7,000	$3,500	$12,250	$40,425
Chief Financial Officer,	2020	$1,250		$2,250	$5,750	$2,625	$4,500	$2,500	$8,750	$27,625
General Counsel and
Secretary

August H. Bucci	2021	$350	$3,500	$4,200	$4,375	$1,525	$3,500	$1,750	$12,250	$31,500
Chief Operating Officer	2020	$250	$2,500	$2,700	$2,875	$1,125	$2,250	$1,250	$8,750	$21,700
and Executive Vice
President

Patrick J. Flanigan	2021	$1,750	$1,750	$14,000	$8,750	$1,575	$1,400	$700		$29,925
Director	2020	$1,250	$1,250	$9,000	$5,750	$1,125	$900	$500		$19,775

Michael B. Flanigan	2021	5,950	$57,750	$35,000	$17,500	$18,375	$7,000	$3,500	$6,125	$151,200
Director	2020	$4,250	$41,250	$22,500	$11,500	$13,125	$4,500	$2,500	$4,375	$104,000

Christopher O’Neil	2021				$3,500	$2,100	$1,400		$3,062	$10,062
V. President	2020				$2,300	$1,500	$900		$2,187	$6,887

M.E. Betsy Bennett	2021								$1,225	$1,225
Director	2020								$875	$875

Christopher J. Nelms	2021					$17,325	$16,100	$5,600	$6,125	$45,150
Director	2020					$12,375	$10,350	$4,000	$4,375	$31.100

All Executive Officers	2021	$13,300	$120,750	$88,200	$47,250	$46,200	$43,400	$16,800	$47,162	$423,062
and Directors	2020	$9,500	$86,250	$56,700	$31,050	$33,000	$27,900	$12,000	$33,687	$290,087

Each of the above transactions was reviewed by the Board of Directors at the time made and were, in the opinion of management and the Board, entered into on terms which were no less favorable to the Company than could be obtained in similar transactions with disinterested third parties.

Related Mortgagees

2600 West Davie Road Mortgage LLC

During the fourth quarter of our fiscal year 2010, we borrowed $1,000,000 from a related third party, 2600 West Davie Road Mortgage, LLC, a Florida limited liability company, pursuant to a first mortgage on the real property and building where our restaurant located at 2600 West Davie Boulevard, Fort Lauderdale, Florida, (Store #22), operates, (the “$1,000,000 Note”). The $1,000,000 Note earned interest at the rate of ten (10%) percent per annum, was amortized over fifteen (15) years with equal monthly payments of principal and interest, each in the amount of $10,800, with a balloon payment of approximately $657,000 due in September, 2018. During the third quarter of our fiscal year 2014, we delivered approximately $440,000 to the mortgagee, which amount was credited against our obligations under the $1,000,000 Note. In connection with the $440,000 payment, the terms of the $1,000,000 Note were modified resulting in the $1,000,000 Note earning interest at 5% per annum, with equal monthly payments of principal and interest, each in the amount of $3,500 and a final balloon payment of approximately $277,000 due in April, 2021. During the fourth quarter of our fiscal year 2014, we requested and received an advance of $280,000 from the payee of the $1,000,000 Note. The terms of the $1,000,000 Note continue to earn interest at 5% per annum, is amortizable over 14 years, 9 months with equal monthly installments of principal and interest of approximately $5,700 and a balloon payment of approximately $458,000 which was due in April 2021. During the third quarter of our fiscal year 2021, we extended the balloon payment of the $1,000,000 Note upon the same terms and conditions for three (3) years or until July 1, 2024, with a balloon payment of approximately $302,000. Jeffrey D. Kastner, the managing member of the mortgagee, is an officer and director of the Company. Mr. Kastner and his wife own 27.9% of the mortgagee, are trustees of a trust which owns an additional 12.2% of the mortgagee and family members of Mr. Kastner own an additional 25.3% of the mortgagee. 30.4% of the mortgagee is owned by E.C.N. Properties, LLC, Florida limited liability company, whose sole member is Christopher Nelms, a director of the Company.

13205 Biscayne Boulevard Mortgage, LLC

During the first quarter of our fiscal year 2011 and through our wholly owned subsidiary, Flanigan’s Enterprises of N. Miami, Inc., we borrowed $850,000 from a related third party, 13205 Biscayne Boulevard Mortgage, LLC, a Florida limited liability company, pursuant to a first mortgage on the real property and building where our combination restaurant/package store located at 13205 Biscayne Boulevard, North Miami, Florida, (Store #20), operates and which mortgage we guaranteed. The mortgage note earned interest at the rate of ten (10%) percent per annum, was amortized over fifteen (15) years with equal monthly payments of principal and interest, each in the amount of $9,100, with a balloon payment of approximately $550,000 due in January, 2019. During the third quarter of our fiscal year 2014, we modified the mortgage note to earn interest at 5% per annum with equal monthly payments of principal and interest, each in the amount of approximately $6,000, with a balloon payment due in April, 2021. On April 16, 2021 we paid the principal balance and all accrued interest of $485,000 due on the mortgage note in full. Jeffrey D. Kastner, the managing member of the mortgagee, is an officer and director of the Company. August Bucci, an officer and director of the Company, owns 11.8% of the mortgagee through his IRA account and family members of Mr. Kastner own an additional 11.8% of the mortgagee.

E.C.N. Properties, LLC

During the first quarter of our fiscal year 2010, we borrowed $850,000 from E.C.N. Properties, LLC, (“ECN”), a Florida limited liability company, pursuant to a first mortgage on the real property and building where our combination restaurant/package store located at 2505 N. University Drive, Hollywood, Florida (Store #19) operates (the “$850,000 Note”). The $850,000 Note earned interest at the rate of 8.5% per annum, was amortized over 15 years with equal monthly payments of principal and interest, each in the amount of $8,400, with a balloon payment of approximately $537,000 due on November, 2017. During the third quarter of our fiscal year 2014, we delivered to ECN the sum of $75,000, which amount was credited against our obligations under the $850,000 Note. In connection with the $75,000 payment, the terms of the $850,000 Note were modified resulting in the $850,000 Note earning interest at the rate of 5% per annum, was re-amortized over 15 years with equal monthly payments of principal and interest being reduced to approximately $4,900 with a balloon payment due in April, 2021. On June 15, 2021 we paid the principal balance and all accrued interest of $392,000 due on the $850,000 Note in full. Christopher Nelms, a director of the Company, is the sole member of E.C.N. Properties, LLC.

During the first quarter of our fiscal year 2019, we borrowed $250,000 from August Bucci, an officer and director of the Company, pursuant to a first mortgage on the real property and building where our quadraplex located at 1420 N.E. 50th Court, Fort Lauderdale, Florida 33334 is located (the “$250,000 Note”). The $250,000 Note earns interest at the rate of 4.00% per annum and is amortized over 8 years with equal monthly payments of principal and interest totaling approximately $3,047. The entire principal balance and all accrued but unpaid interest is due on November 1, 2026.

Our Audit Committee reviews and considers transactions with related persons under a written policy that requires the Audit Committee to review and approve any related person transactions. In reviewing a related person transaction the Audit Committee must consider all relevant facts and circumstances, including, without limitation, the commercial reasonableness of the terms, the benefit and perceived benefit or lack thereof to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person. Approval of a related person transaction will be given only if it is determined by the Committee that such transaction is in (or not inconsistent with) the best interests of the Company and its shareholders.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We retained Marcum LLP (“Marcum”), which firm acted as our principal accountant during fiscal year 2021, as our principal accountant for fiscal year 2022. A representative of Marcum is expected to be present at the Annual Meeting; will have an opportunity to make a statement, if he or she so desires; and is expected to be available to respond to appropriate questions.

AUDIT FEES

During our fiscal year ended October 2, 2021, we were billed by and paid Marcum an aggregate of $190,000 in connection with the audit of our annual financial statements and preparation and filing of our Annual Report on Form 10-K, and we were billed by and paid Marcum an aggregate of $93,000 for the review of our interim quarterly financial statements and filings on Form 10-Q.

During our fiscal year ended October 3, 2020, we were billed by and paid Marcum an aggregate of $188,000 in connection with the audit of our annual financial statements and preparation and filing of our Annual Report on Form 10-K, and we were billed by and paid Marcum an aggregate of $87,000 for the review of our interim quarterly financial statements and filings on Form 10-Q.

AUDIT COMMITTEE POLICY REGARDING
PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT
SERVICES OF OUR INDEPENDENT AUDITORS

Our Audit Committee implements a policy that generally requires that all audit and permissible non-audit services provided by the Company’s independent auditors will be pre-approved by the Audit Committee. These services may include audit services, audit-related services, tax services and other services. All audit and permissible non-audit services provided by the Company’s independent auditors have been pre-approved by the Company’s Audit Committee. Our Audit Committee has considered whether the provision of services under the heading “Tax Fees and All Other Fees” is compatible with maintaining the accountants’ independence and determined that it is consistent with such independence.

TAX FEES AND ALL OTHER FEES

During our fiscal year ended October 2, 2021, we were billed by and paid Marcum an aggregate of $74,000 for the preparation of our income tax returns. During our fiscal year ended October 3, 2020, we were billed by and paid Marcum an aggregate of $55,000 for the preparation of our income tax returns, $3,800 in connection with the audit of our fiscal 2015 – 2017 corporate income tax returns by the Department of Revenue, State of Florida, $34,000 in connection with the audit of our fiscal 2019 corporate income tax return by the Internal Revenue Service and $150 for the appeal of our real and personal property tax assessments.

During our fiscal year ended October 2, 2021, we were billed by and paid Marcum $12,300 in connection with the audit of our 401(k) Plan. During our fiscal year ended October 3, 2020, we were billed by and paid Marcum $11,300 in connection with the audit of our 401(k) Plan.

The Audit Committee has considered the provisions for services by Marcum, other than services rendered in connection with auditing of our annual financial statements and reviewing our interim financial statements and determined that the provisions for these services are compatible with maintaining the independence of Marcum.

SHAREHOLDER PROPOSALS FOR THE
2023 ANNUAL MEETING OF SHAREHOLDERS

The rules and regulations of the SEC afford shareholders the right to submit proposals to us which we must then include in our proxy materials and which will be voted on by shareholders at the next annual meeting. Under these regulations any shareholder desiring to submit a proposal to be voted on at our 2023 Annual Meeting must deliver the proposal to us no later than September 30, 2022.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS
WHO SHARE AN ADDRESS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to multiple shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process of “householding” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to our Corporate Secretary, at 5059 N.E. 18th Avenue, Fort Lauderdale, Florida 33334 or by calling us at 954-377-1961.

ADDITIONAL MATERIALS

A copy of our 2021 Annual Report to Shareholders, which is our Annual Report on Form 10-K, without exhibits, was filed with the SEC on January 14, 2022. This document does not form any part of the material for solicitation of proxies. We will provide without charge a copy of the exhibits to the Form 10-K upon written request to our Corporate Secretary, at 5059 N.E. 18th Avenue, Fort Lauderdale, Florida 33334.

AVAILABLE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the SEC. You may inspect and request copies (at prescribed rates) of our reports, proxy statements and other information filed by us at the public reference facilities at the SEC’s office at Judiciary Plaza, 100F Street, N.E., Washington, D.C. 20549. Our reports, proxy statements and other information can also be accessed electronically by means of the SEC’s home page on the internet at http://www.sec.gov.

OTHER MATTERS

As of the date of this Proxy Statement, we do not intend to present and have not been informed that any other person intends to present, any matters for action at the meeting other than those specifically referred to herein. If, however, any other matters are properly presented at the meeting it is the intention of the persons named in the proxies to vote the shares of stock represented thereby in accordance with their best judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

Jeffrey D. Kastner
Secretary

January 28, 2022

Flanigan’s Enterprises, Inc. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Annual Meeting — PROXY CARD Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on February 25, 2022 - the Proxy Statement including the Proxy Card and our 2021 Annual Report to Shareholders are available at our website at www.flanigans.net under the link “Financial.” However, no online voting is available. A Proposals — The Board of Directors recommend a vote FOR all the listed nominees and FOR Proposal 2. 1. To elect three directors of the Company to hold office until the year 2025 Annual Meeting and until their successors are elected; For Withhold For Withhold For Withhold 01 - Jeffrey D. Kastner 02 - Michael B. Flanigan 03 - M.E. Betsy Bennett 2. To adopt a non-binding resolution to approve the compensation of our Named Executive Officers; and For Against Abstain 3. To transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof. NOTE: This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all of the listed nominees. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 03KGXA 1 U P X + 2022 Annual Meeting 2022 Annual Meeting of Flanigan’s Enterprises, Inc. Shareholders February 25, 2022, 10:00 am EST 5059 N.E. 18th Avenue Fort Lauderdale, Florida 33334 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Flanigan’s Enterprises, Inc. + Notice of 2022 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — February 25, 2022 The undersigned shareholder of Flanigan’s Enterprises, Inc., a Florida corporation (the “Company”) hereby constitutes and appoints Jeffrey D. Kastner and/or James G. Flanigan, or either of them as his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of Flanigan’s Enterprises, Inc, to be held at the Company’s executive offices, 5059 N.E. 18th Avenue, Fort Lauderdale, Florida 33334 on Friday, February 25, 2022 at 10:00 A.M. and at any adjournments or postponements thereof, to cast, on behalf of the undersigned, all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement each dated January 28, 2022 and revokes any proxy heretofore given with respect to such meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +

;